February 15, 2011 Medium-Term Notes, Series D No. 2011-MTNDD0721 Registration Statement Nos. 333-157386 and 333-157386-01 Filed pursuant to Rule 433
STRUCTURED INVESTMENTS
Opportunities in International Equities

PLUS Based on the Price of the Shares of ArcelorMittal Common Stock due February    , 2013
Performance Leveraged Upside SecuritiesSM
PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies. These investments allow investors to capture enhanced returns relative to the asset’s actual positive performance. The leverage typically applies only for a certain range of price performance. In exchange for enhanced performance in that range, investors generally forgo performance above a specified maximum return. At maturity, an investor will receive an amount in cash that may be more or less than the principal amount based upon the closing value of the asset on the valuation date. The PLUS are not principal protected. The PLUS are a series of unsecured senior debt securities issued by Citigroup Funding. Any payments due on the PLUS are fully and unconditionally guaranteed by Citigroup Inc., Citigroup Funding’s parent company. All payments on the PLUS are subject to the credit risk of Citigroup Inc.

The accompanying PLUS product supplement contains important information about the PLUS generally.  However, it does not specifically describe a PLUS linked to shares of common stock of an issuer.  It does, however, describe a PLUS linked to shares of an exchange-traded fund.  ArcelorMittal is not an exchange-traded fund, but for purposes of the PLUS product supplement, shares of an exchange-traded fund will work the same way as shares of common stock of an issuer such as ArcelorMittal, unless we indicate otherwise in this offering summary.  Accordingly, for purposes of this offering, you should read all references to “shares of an Exchange Traded Fund (“ETF”),” “ETF shares” and “ETF” in the PLUS product supplement as “shares of common stock,” “common shares” and “underlying shares issuer” respectively.   In addition, the underlying shares will be the “underlying asset” as described in that document.  Where indicated in this offering summary, certain sections will entirely replace certain sections of the accompanying PLUS product supplement.

SUMMARY TERMS
Issuer:	Citigroup Funding Inc.
Guarantee:
Any payments due on the PLUS are fully and unconditionally guaranteed by Citigroup Inc., Citigroup Funding’s parent company; however, because the PLUS are not principal protected, you may receive an amount at maturity that is substantially less than the stated principal amount of your initial investment and could be zero.

Aggregate principal amount:	$
Stated principal amount:	$10 per PLUS
Issue price:	$10 per PLUS (see “Underwriting fee and issue price” below)
Pricing date:	February , 2011
Original issue date:	February , 2011 (three business days after the pricing date)
Maturity date:	February , 2013
Underlying shares:
Shares of ArcelorMittal common stock (NYSE symbol: “MT”).  ArcelorMittal maintains a New York share register with The Bank of New York Mellon for its shares that trade on the NYSE. See "Information about the Underlying Shares."

Underlying shares issuer:	ArcelorMittal
Payment at maturity:
If the final share price is greater than the initial share price,
•     $10 + leveraged upside payment
In no event will the payment at maturity exceed the maximum payment at maturity.
If the final share price is less than or equal to the initial share price,
•     $10 x share performance factor
This amount will be less than or equal to the stated principal amount of $10 and could be zero. There is no minimum payment at maturity on the PLUS.

Maximum payment at maturity:	$15.00 to $15.50 per PLUS (150% to 155% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date.
Leveraged upside payment:	$10 x leverage factor x share percent increase
Leverage factor:	500%
Share percent increase:	(final share price – initial share price) / initial share price
Share performance factor:	final share price / initial share price
Initial share price:	, the closing price of one underlying share on the pricing date.
Final share price:	The closing price of one underlying share on the valuation date.
Valuation date:	February , 2013, subject to postponement for non-trading days and certain market disruption events.
CUSIP:	17316G339
ISIN:	US17316G3395
Listing:	The PLUS will not be listed on any securities exchange.
Underwriter:	Citigroup Global Markets Inc., an affiliate of the issuer. See “Supplemental information regarding plan of distribution; conflicts of interest” in this offering summary.
Underwriting fee and issue price:	Price to public	Underwriting fee(1)	Proceeds to issuer
Per PLUS	$10.000000	$0.028125	$9.971875
Total	$	$	$
(1) Citigroup Global Markets, an affiliate of Citigroup Funding and the underwriter of the sale of the PLUS, will receive an underwriting fee of $0.028125 from Citigroup Funding for each PLUS sold in this offering. From this underwriting fee, Citigroup Global Markets will pay selected dealers, including its affiliate Morgan Stanley Smith Barney LLC, and their financial advisors collectively a fixed selling concession of $0.028125 for each PLUS they sell.  See “Fact Sheet—Fees and selling concessions.”
The PLUS we are offering differ from the PLUS in general, and you should read this document together with the PLUS product supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

PLUS Product Supplement filed on February 14, 2011:
http://www.sec.gov/Archives/edgar/data/831001/000119312511035559/d424b2.htm

Prospectus Supplement filed on February 11, 2011:
http://www.sec.gov/Archives/edgar/data/831001/000095012311013008/x89392ae424b2.htm

Prospectus filed on February 11, 2011:
http://www.sec.gov/Archives/edgar/data/831001/000095012311012878/x89392e424b2.htm
The PLUS are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.
Citigroup Funding Inc., the issuer, and Citigroup Inc., the guarantor, have filed a registration statement (including a PLUS product supplement, prospectus supplement and prospectus) with the Securities and Exchange Commission (“Commission”) for the offering to which this communication relates. Before you invest, you should read the PLUS product supplement, prospectus supplement and prospectus in that registration statement (File No. 333-157386) and the other documents Citigroup Funding Inc. and Citigroup Inc. have filed with the Commission for more complete information about Citigroup Funding Inc., Citigroup Inc. and this offering. You may get these documents for free by visiting EDGAR on the Commission’s website at www.sec.gov. Alternatively, you can request the PLUS product supplement and related prospectus supplement and prospectus by calling toll-free 1-877-858-5407.

PLUS Based on the Price of the Shares of ArcelorMittal Common Stock due February    , 2013
Performance Leveraged Upside SecuritiesSM

Investment Overview
Performance Leveraged Upside Securities
The PLUS Based on the Price of the Shares of ArcelorMittal Common Stock due February    , 2013 (the “PLUS”) can be used:

■	As an alternative to direct exposure to the underlying shares that enhances returns for a certain range of positive performance of the underlying shares
■	To enhance returns and potentially outperform the underlying shares in a moderately bullish scenario
■
To achieve similar levels of upside exposure to the underlying shares as a direct investment, subject to the maximum payment at maturity, while using fewer dollars by taking advantage of the leverage factor

The PLUS are exposed on a 1:1 basis to the negative performance of the common stock of ArcelorMittal. There is no minimum payment at maturity on the PLUS.

Maturity:	Approximately 2 years

Principal protection:	None

Leverage factor:	500%

Maximum payment at maturity:	$15.00 to $15.50 per PLUS (150% to 155% of the stated principal amount), to be determined on the pricing date

ArcelorMittal Common Stock Overview

ArcelorMittal is the world’s largest steel producer.  It results from the combination in 2006 of Mittal Steel and Arcelor, which were at the time the world’s largest and second largest steel companies by production volume respectively.  The underlying shares are registered under the Securities Exchange Act of 1933, as amended (the “Securities Act”).  Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by ArcelorMittal pursuant to the Securities Act can be located by reference to the Commission file number 333-146371 through the Commission’s website at www.sec.gov.  In addition, information about ArcelorMittal may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information or that such publicly available documents or any other publicly available information regarding the underlying shares or ArcelorMittal is accurate or complete.  See “Information about the Underlying Shares.”

Information as of market close on February 14, 2011:

Bloomberg Ticker Symbol:	MT

Current Price:	$37.5400

52 Weeks Ago (on 2/12/2010):	35.4597

52 Week High (on 4/6/2010):	44.4786

52 Week Low (on 6/7/2010):	25.2377

Underlying Shares Historical Performance – Daily Closing Prices January 3, 2006 to February 14, 2011

February 2011	Page 2

PLUS Based on the Price of the Shares of ArcelorMittal Common Stock due February    , 2013
Performance Leveraged Upside SecuritiesSM

Key Investment Rationale

This approximately 2-year investment offers 500% leveraged upside on the positive performance of the underlying shares, subject to a maximum payment at maturity of $15.00 to $15.50 per PLUS (150% to 155% of the stated principal amount).

Investors can use the PLUS to leverage returns by a factor of 500% up to the maximum payment at maturity, while maintaining similar downside risk as a direct investment in the underlying shares.

Leveraged Performance	The PLUS offer investors an opportunity to capture enhanced returns relative to a direct investment in the underlying shares within a certain range of price performance.

Best-Case Scenario
The underlying shares increase in price and, at maturity, the PLUS are redeemed for the stated principal amount of $10 plus 500% of the share percent increase, subject to a maximum payment at maturity of $15.00 to $15.50 per PLUS (150% to 155% of the stated principal amount).

Worst-Case Scenario
The underlying shares decline in price and, at maturity, the PLUS are redeemed for less than the stated principal amount by an amount proportionate to the decline. This amount will be less than the $10 stated principal amount and could be zero.

Summary of Selected Key Risks (see page 13)

■	No guaranteed return of principal.

■	No interest payments.

■	Historically, the price of the underlying shares has been volatile.

■	The appreciation potential of the PLUS is limited by the maximum payment at maturity.

■	Potential for a lower comparable yield.

■
The market price of the PLUS will be influenced by many unpredictable factors, including the trading price, volatility and dividend yield of the underlying shares, and you may receive less, and possibly significantly less, than the stated principal amount per PLUS if you try to sell your PLUS prior to maturity.

■
The PLUS are subject to the credit risk of Citigroup Inc., Citigroup Funding’s parent company and the guarantor of any payments due on the PLUS, and any actual or anticipated change to its credit ratings and credit spreads may adversely affect the market value of the PLUS.

■	Investing in the PLUS is not equivalent to investing in the underlying shares, and you have no shareholder rights and will not receive any dividends.

■	The PLUS will not be listed on any securities exchange and secondary trading may be limited.

■	The inclusion of underwriting fees and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices.

■
No affiliation with the underlying shares issuer.  We have no control over any actions of the underlying shares issuer and bear no responsibility for the adequacy of any information provided about the underlying shares issuer in this offering summary or otherwise.

■	We or our affiliates may engage in business with or involving the underlying shares issuer without regard to your interests.

■	The value of the PLUS may become based on the common stock of a company other than the underlying shares issuer or other transaction value. See “Fact sheet—Anti-dilution adjustments.”

■	The anti-dilution adjustments do not cover every event that could affect the underlying shares.

■	The calculation agent, which is an affiliate of ours, will make determinations with respect to the PLUS.

■	Hedging and trading activity by the calculation agent and its affiliates could potentially affect the value of the PLUS.

■	Our affiliates may publish research reports and commentary regarding the underlying shares and/or the underlying shares issuer without regard to your interests.

■	The U.S. federal income tax consequences of an investment in the PLUS are unclear.

February 2011	Page 3

PLUS Based on the Price of the Shares of ArcelorMittal Common Stock due February    , 2013
Performance Leveraged Upside SecuritiesSM

Fact Sheet

The PLUS offered are senior unsecured obligations of Citigroup Funding Inc., will pay no interest, do not guarantee any return of principal at maturity and are subject to the terms described in the accompanying PLUS product supplement, prospectus supplement and prospectus, as supplemented or modified by this offering summary. At maturity, an investor will receive for each stated principal amount of PLUS that the investor holds, an amount in cash that may be more than, equal to or less than the stated principal amount based upon the closing price of the underlying shares on the valuation date. The PLUS do not guarantee any return of principal at maturity. The PLUS are senior notes issued as part of Citigroup Funding’s Series D Medium-Term Notes program. All payments on the PLUS are subject to the credit risk of Citigroup Inc., Citigroup Funding’s parent company and the guarantor of any payments due on the PLUS.

Key Dates
Pricing date:	Original issue date (settlement date):	Maturity date:
February , 2011	February , 2011 (three business days after the pricing date)	February , 2013

Key Terms
Issuer:	Citigroup Funding Inc.
Guarantee:
Any payments due on the PLUS are fully and unconditionally guaranteed by Citigroup Inc., Citigroup Funding’s parent company; however, because the PLUS are not principal protected, you may receive an amount at maturity that is substantially less than the stated principal amount of your initial investment and could be zero.

Principal protection:	None
Underlying shares:
Shares ArcelorMittal common stock (NYSE symbol: “MT”).  ArcelorMittal maintains a New York share register with The Bank of New York Mellon for its shares that trade on the NYSE. See "Information about the Underlying Shares."

Underlying shares issuer:	ArcelorMittal
Issue price:	$10 per PLUS
Aggregate principal amount:	$
Stated principal amount:	$10 per PLUS
Denominations:	$10 per PLUS and integral multiples thereof
Interest:	None
Payment at maturity:
If the final share price is greater than the initial share price,
•     $10 + leveraged upside payment
In no event will the payment at maturity exceed the maximum payment at maturity.
If the final share price is less than or equal to the initial share price,
•     $10 x share performance factor
This amount will be less than or equal to the stated principal amount of $10 and could be zero. There is no minimum payment at maturity on the PLUS.

Maximum payment at maturity:	$15.00 to $15.50 per PLUS (150% to 155% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date.
Leveraged upside payment:	$10 x leverage factor x share percent increase
Leverage factor:	500%
Share percent increase:	(final share price – initial share price) / initial share price
Share performance factor:	final share price / initial share price
Initial share price:	, the closing price of one underlying share on the pricing date.
Final share price:	The closing price of one underlying share on the valuation date.
Valuation date:	February , 2013, subject to postponement for non-trading days and certain market disruption events.
Risk factors:	Please see “Risk Factors” beginning on page 13.

February 2011	Page 4

PLUS Based on the Price of the Shares of ArcelorMittal Common Stock due February    , 2013
Performance Leveraged Upside SecuritiesSM

General Information
Listing:	The PLUS will not be listed on any securities exchange.
CUSIP:	17316G339
ISIN:	US17316G3395
Closing price:
The following replaces the definition of “closing price” in the PLUS product supplement in its entirety.

Subject to “—Anti-dilution adjustments” below, the “closing price” of the underlying shares on any day will be (a) the closing sale price on the relevant exchange on that day or, if no closing sale price is reported, the last reported sale price on that day on the relevant exchange, or (b) if the underlying shares are not listed on the relevant exchange, or if the closing sale price or last reported sale price on the relevant exchange is not obtainable (even if the security is listed or admitted to trading on the relevant exchange) on that day, any last reported bid price for the underlying shares of the principal trading session on the over-the-counter market on that day as reported on the OTC Bulletin Board, the National Quotation Bureau or a similar organization. The term “OTC Bulletin Board” will include any successor to such service.  If no closing sale price or last reported sale price is available on a date of determination under clauses (a) or (b) above or if there is a market disruption event, the closing price of the underlying shares for that date, unless deferred by the calculation agent as described below, will be the arithmetic mean, as determined by the calculation agent, of the bid prices of the underlying shares obtained from as many dealers in the underlying shares (which may include Citigroup Global Markets or any of our other affiliates or subsidiaries), but not exceeding three such dealers, as will make such bid prices available to the calculation agent. If no bid prices are provided from any such dealers, the closing price will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

The determination of the closing price of the underlying shares by the calculation agent upon the occurrence of a market disruption event may be deferred by the calculation agent for up to five consecutive trading days on which a market disruption event occurs or is continuing, but not past the trading day immediately prior to the maturity date.

Relevant exchange:	The principal U.S. national securities exchange on which the underlying shares are traded. The relevant exchange is currently the New York Stock Exchange.
Market disruption event:
The following replaces the definition of “market disruption event” in the PLUS product supplement in its entirety.

A “market disruption event” means, with respect to the underlying shares, the occurrence or existence of any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by any exchange or market or otherwise) of, or the unavailability, through a recognized system of public dissemination of transaction information, for a period longer than two hours, or during the one-half hour period preceding the close of trading, on any exchange or market, of accurate price, volume or related information in respect of (a) the underlying shares or (b) any options contracts or futures contracts relating to the underlying shares or any options on such futures contracts on any exchange or market, if, in each case, in the determination of the calculation agent, any such suspension, limitation or unavailability is material.

Anti-dilution adjustments:
The following replaces the section “Description of the Notes—Dilution Adjustments if the Underlying Asset is ETF Shares or a Basket that includes ETF Shares” in the PLUS product supplement in its entirety.

The initial share price will be subject to adjustment from time to time in certain situations. Any of these adjustments could have an impact on the amount to be paid by Citigroup Funding to you. Citigroup Global Markets, as calculation agent, will be responsible for the effectuation and calculation of any adjustment described herein and will furnish the trustee with notice of any adjustment.

If the underlying shares issuer, after the pricing date,

(1)  pays a share dividend or makes a distribution with respect to its common stock in such shares of common stock (excluding any share dividend or distribution for which the number of shares of common stock paid or distributed is based on a fixed cash equivalent value),

(2)  subdivides or splits its outstanding common stock into a greater number of shares,

(3)  combines its outstanding common stock into a smaller number of shares, or

(4)  issues by reclassification of its common stock any shares of other common stock of the underlying shares issuer,

then, in each of these cases, the initial share price will be divided by a dilution adjustment equal to a fraction, the numerator of which will be the number of shares of common stock outstanding immediately after the event, plus, in the case of a reclassification referred to in (4) above, the number

February 2011	Page 5

PLUS Based on the Price of the Shares of ArcelorMittal Common Stock due February    , 2013
Performance Leveraged Upside SecuritiesSM

of shares of other common stock of the underlying shares issuer, and the denominator of which will be the number of shares of common stock outstanding immediately before the event. In the event of a reclassification referred to in (4) above as a result of which no shares of common stock are outstanding, the initial share price will be determined by reference to the other shares of the underlying shares issuer issued in the reclassification.

If the underlying shares issuer, after the pricing date, issues, or declares a record date in respect of an issuance of, rights or warrants to all holders of its common stock entitling them to subscribe for or purchase shares of its common stock at a price per share less than the then-current market price (as defined below) of the common stock, other than rights to purchase common stock pursuant to a plan for the reinvestment of dividends or interest, then, in each case, the initial share price will be divided by a dilution adjustment equal to a fraction, the numerator of which will be the number of shares of common stock outstanding immediately before the adjustment is effected by reason of the issuance of such rights or warrants, plus the number of additional shares of common stock offered for subscription or purchase pursuant to the rights or warrants, and the denominator of which will be the number of shares of common stock outstanding immediately before the adjustment is effected by reason of the issuance of the rights or warrants, plus the number of additional shares of common stock which the aggregate offering price of the total number of shares of common stock offered for subscription or purchase pursuant to the rights or warrants would purchase at the then-current market price of the common stock, which will be determined by multiplying the total number of shares so offered for subscription or purchase by the exercise price of the rights or warrants and dividing the product obtained by the then-current market price. To the extent that, after the expiration of the rights or warrants, the shares of common stock offered thereby have not been delivered, the initial share price will be further adjusted to equal the initial share price which would have been in effect had the adjustment for the issuance of the rights or warrants been made upon the basis of delivery of only the number of shares of common stock actually delivered.

If the underlying shares issuer, after the pricing date, declares or pays a dividend or makes a distribution to all holders of the common stock of any class of its capital stock, the capital stock of one or more of its subsidiaries, evidences of its indebtedness or other non-cash assets, excluding any dividends or distributions referred to in the above paragraph and excluding any issuance or distribution to all holders of its common stock, in the form of marketable securities (as defined below) of capital stock of one or more of its subsidiaries, or issues to all holders of its common stock rights or warrants to subscribe for or purchase any of its or one or more of its subsidiaries’ securities, other than rights or warrants referred to in the above paragraph, then, in each of these cases, the initial share price will be divided by a dilution adjustment equal to a fraction, the numerator of which will be the then-current market price of one share of common stock, and the denominator of which will be the then-current market price of one share of common stock, less the fair market value as of the time the adjustment is effected of the portion of the capital shares, assets, evidences of indebtedness, rights or warrants so distributed or issued applicable to one share of the common stock.  If any capital stock declared or paid as a dividend or otherwise distributed or issued to all holders of the common stock consists, in whole or in part, of marketable securities, then the fair market value of such marketable securities will be determined by the calculation agent by reference to the closing price of such capital stock. The fair market value of any other distribution or issuance referred to in this paragraph will be determined by a nationally recognized independent investment banking firm (which may be Citigroup Global Markets Inc.) retained for this purpose by Citigroup Funding, whose determination will be final.

Notwithstanding the foregoing, in the event that, with respect to any dividend or distribution to which the above paragraph would otherwise apply, the denominator in the fraction referred to in the above formula is less than $1.00 or is a negative number, then Citigroup Funding may, at its option, elect to have the adjustment provided by the above paragraph not be made and in lieu of this adjustment, the closing price of the underlying shares on any trading day thereafter up to and including the valuation date will be deemed to be equal to the fair market value of the capital stock, evidences of indebtedness, assets, rights or warrants (determined, as of the date this dividend or distribution is made, by a nationally recognized independent investment banking firm (which may be Citigroup Global Markets Inc.) retained for this purpose by Citigroup Funding, whose determination will be final) so distributed or issued applicable to one underlying share.

If the underlying shares issuer, after the pricing date, declares a record date in respect of a distribution of cash (other than any permitted dividends (as defined below), any cash distributed in consideration of fractional shares of the common stock and any cash distributed in a reorganization event (as defined below), by dividend or otherwise) to all holders of its common stock, or makes an excess purchase payment (as defined below), then the initial share price will be divided by a dilution adjustment equal to a fraction, the numerator of which will be the then-current market price of the common stock, and the denominator of which will be the then-current market price of the common stock on the record date less the amount of the distribution applicable to one share of common stock which would not be a permitted dividend, or, in the case of an excess purchase payment, less the aggregate amount of the excess purchase payment for which adjustment is being made at the time divided by the number of shares of common stock outstanding on the record date.

February 2011	Page 6

PLUS Based on the Price of the Shares of ArcelorMittal Common Stock due February    , 2013
Performance Leveraged Upside SecuritiesSM

For purposes of these adjustments:

A “permitted dividend” is (1) any cash dividend in respect of the underlying shares other than a cash dividend that exceeds the immediately preceding cash dividend, and then only to the extent that the per share amount of this dividend results in an annualized dividend yield on the common stock in excess of 10%, and (2) any cash dividend or distribution made in the form of a fixed cash equivalent value for which the holders of the underlying shares have the option to receive either a number of shares of its common stock or a fixed amount of cash.

An “excess purchase payment” is the excess, if any, of (x) the cash and the value (as determined by a nationally recognized independent investment banking firm (which may be Citigroup Global Markets Inc.) retained for this purpose by Citigroup Funding, whose determination will be final) of all other consideration paid by the underlying shares issuer with respect to one share of common stock acquired in a tender offer or exchange offer by the underlying shares issuer, over (y) the then-current market price of the common stock.

Notwithstanding the foregoing, in the event that, with respect to any dividend, distribution or excess purchase payment to which the seventh paragraph in this section would otherwise apply, the denominator in the fraction referred to in the formula in that paragraph is less than $1.00 or is a negative number, then Citigroup Funding may, at its option, elect to have the adjustment provided by the seventh paragraph in this section not be made and in lieu of this adjustment, the closing price of the underlying shares on any trading day thereafter up to and including the valuation date will be deemed to be equal to the sum of the amount of cash and the fair market value of other consideration (determined, as of the date this dividend or distribution is made, by a nationally recognized independent investment banking firm (which may be Citigroup Global Markets Inc.) retained for this purpose by Citigroup Funding, whose determination will be final) so distributed or applied to the acquisition of the common stock in the tender offer or exchange offer applicable to one underlying share.

Each dilution adjustment will be effected as follows:

  •   in the case of any dividend, distribution or issuance, at the opening of business on the ex-date (as defined below) for this dividend, distribution or issuance or, if the announcement of this dividend, distribution or issuance is after this ex-date, at the time this dividend, distribution or issuance was announced by the underlying shares issuer, and

  •   in the case of any subdivision, split, combination or reclassification, on the effective date of the transaction.

  •   in the case of any excess purchase payment for which the underlying shares issuer announces, at or prior to the time it commences the relevant share repurchase, the repurchase price per share for shares proposed to be repurchased, on the date of the announcement, and

  •   in the case of any other excess purchase payment, on the date that the holders of the repurchased shares become entitled to payment in respect thereof.

All dilution adjustments will be rounded upward or downward to the nearest 1/10,000th or, if there is not a nearest 1/10,000th, to the next lower 1/10,000th. No adjustment in the initial share price will be required unless the adjustment would require an increase or decrease of at least one percent therein, provided, however, that any adjustments which by reason of this sentence are not required to be made will be carried forward (on a percentage basis) and taken into account in any subsequent adjustment. If any announcement or declaration of a record date in respect of a dividend, distribution, issuance or repurchase requiring an adjustment as described herein is subsequently canceled by the underlying shares issuer, or this dividend, distribution, issuance or repurchase fails to receive requisite approvals or fails to occur for any other reason, then, upon the cancellation, failure of approval or failure to occur, the initial share price will be further adjusted to the initial share price that would then have been in effect had adjustment for the event not been made. If a reorganization event described below occurs after the occurrence of one or more events requiring an adjustment as described herein, the dilution adjustments previously applied to the initial share price will not be rescinded but will be applied to the reorganization event as provided for below.

The “then-current market price” of the common stock, for the purpose of applying any dilution adjustment, means the average closing price per share of common stock for the ten trading days immediately before this adjustment is effected or, in the case of an adjustment effected at the opening of business on the ex-date, immediately before the related ex-date. For purposes of determining the then-current market price, the determination of the closing price by the calculation agent in the event of a market disruption event may be deferred by the calculation agent for up to five consecutive trading days on which a market disruption event occurs or is continuing, but not past the trading day

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PLUS Based on the Price of the Shares of ArcelorMittal Common Stock due February    , 2013
Performance Leveraged Upside SecuritiesSM

prior to maturity.

The “ex-date” relating to any dividend, distribution or issuance is the first date on which the shares of common stock trade in the regular way on their principal market without the right to receive this dividend, distribution or issuance.

In the event of any of the following “reorganization events”:

(a)  any consolidation or merger of the underlying shares issuer, or any surviving entity or subsequent surviving entity of the underlying shares issuer, with or into another entity, other than a merger or consolidation in which the underlying shares issuer is the continuing corporation and in which the common stock outstanding immediately before the merger or consolidation are not exchanged for cash, securities or other property of the underlying shares issuer or another issuer,

(b)  any sale, transfer, lease or conveyance to another corporation of the property of the underlying shares issuer or any successor as an entirety or substantially as an entirety,

(c)  any statutory exchange of securities of the underlying shares issuer or any successor of the underlying shares issuer with another issuer, other than in connection with a merger or acquisition, or

(d)  any liquidation, dissolution or winding up of the underlying shares issuer or any successor of the underlying shares issuer,

the closing price of the underlying shares on any trading day thereafter up to and including the valuation date will be deemed to be equal to the transaction value (as defined below).

The “transaction value” will equal the sum of (1), (2) and (3), below:

(1)  for any cash received in a reorganization event, the amount of cash received per share of common stock,

(2)  for any property other than cash or marketable securities received in a reorganization event, an amount equal to the fair market value on the date the reorganization event is consummated of that property received per share of common stock, as determined by a nationally recognized independent investment banking firm (which may be Citigroup Global Markets Inc.) retained for this purpose by Citigroup Funding, whose determination will be final, and

(3)  for any marketable securities received in a reorganization event, an amount equal to the closing price per share of common stock of these marketable securities on the applicable trading day multiplied by the number of these marketable securities received for each share of common stock.

“Marketable securities” are any perpetual equity securities or debt securities with a stated maturity after the maturity date, in each case that are listed on a U.S. national securities exchange. The number of shares of any equity securities constituting marketable securities included in the calculation of the transaction value pursuant to clause (3) above will be adjusted if any event occurs with respect to the marketable securities or the issuer of the marketable securities between the time of the reorganization event and maturity of the PLUS that would have required an adjustment as described above, had it occurred with respect to the underlying shares or the underlying shares issuer. Adjustment for these subsequent events will be as nearly equivalent as practicable to the adjustments described above.

For the purpose of adjustments described herein, each non-U.S. dollar value (whether a value of cash, property, securities or otherwise) shall be expressed in U.S. dollars as converted from the relevant currency using the 12:00 noon buying rate in New York certified by the New York Federal Reserve Bank for customs purposes on the date of valuation, or if this rate is unavailable, such rate as the calculation agent may determine.

Delisting or suspension of trading in the underlying shares:
The section “Description of the Notes—Delisting or Suspension of Trading in the Underlying ETF Shares; Termination of the Underlying ETF” in the PLUS product supplement will not apply to this offering.

Tax considerations:
Each holder, by purchasing a PLUS, agrees to treat it as a prepaid forward contract for U.S. federal income tax purposes.  There is uncertainty regarding this treatment, and the Internal Revenue Service (the “IRS”) or a court might not agree with it.

Assuming this treatment of the PLUS is respected and subject to the discussion in “Certain United States Federal Income Tax Considerations” in the accompanying PLUS product supplement, the

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Performance Leveraged Upside SecuritiesSM

following U.S. federal income tax consequences should result under current law:

•     A U.S. Holder should not be required to recognize taxable income over the term of the PLUS prior to maturity, other than pursuant to a sale or exchange.

•     Upon sale, exchange or settlement of a PLUS at maturity, a U.S. Holder should recognize capital gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the PLUS.  Such gain or loss should be long-term capital gain or loss if the investor has held the PLUS for more than one year.

Prospective investors should note, however, that, assuming ArcelorMittal is not a “passive foreign investment company” as discussed under “Certain United States Federal Income Tax Considerations” in the accompanying PLUS product supplement, the discussion under the section called “Certain United States Federal Income Tax Considerations—Possible Application of Section 1260” in the accompanying PLUS product supplement does not apply to the PLUS sold in this offering.

Under current law, Non-U.S. Holders generally will not be subject to U.S. federal income or withholding tax with respect to amounts received on the sale, exchange or retirement of their PLUS.  Special rules apply to Non-U.S. Holders who are present in the United States for 183 days or more in a taxable year or whose gain on their PLUS is effectively connected with the conduct of a U.S. trade or business.

In 2007, the Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may well include the PLUS.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the PLUS, possibly with retroactive effect.

Both U.S. and non-U.S. persons considering an investment in the PLUS should read the discussion under “Certain United States Federal Income Tax Considerations” in the accompanying PLUS product supplement and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the PLUS, including possible alternative treatments, the issues presented by the 2007 notice, and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Trustee:	The Bank of New York Mellon (as successor trustee under an indenture dated June 1, 2005)
Calculation agent:	Citigroup Global Markets Inc.
Use of proceeds and hedging:
The net proceeds we receive from the sale of the PLUS will be used for general corporate purposes and, in part, in connection with hedging our obligations under the PLUS through one or more of our affiliates.

On, or prior to, the pricing date, we, through our affiliates or others, will hedge our anticipated exposure in connection with the PLUS by taking positions in the underlying shares, futures and options contracts on the underlying shares or any other available securities or instruments that we may wish to use in connection with such hedging. Such purchase activity could increase the price of the underlying shares, and, accordingly, potentially increase the initial share price, and, therefore, increase the price at which the underlying shares must close on the valuation date before investors would receive at maturity a payment that exceeds the stated principal amount of the PLUS. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying prospectus supplement.

ERISA and IRA purchase considerations:
Employee benefit plans subject to ERISA, entities the assets of which are deemed to constitute the assets of such plans, governmental or other plans subject to laws substantially similar to ERISA and retirement accounts (including Keogh, SEP and SIMPLE plans, individual retirement accounts and individual retirement annuities) are permitted to purchase the PLUS as long as either (A) (1) no Citigroup Global Markets affiliate or employee or affiliate’s employee is a fiduciary to such plan or retirement account that has or exercises any discretionary authority or control with respect to the assets of such plan or retirement account used to purchase the PLUS or renders investment advice with respect to those assets, and (2) such plan or retirement account is paying no more than adequate consideration for the PLUS or (B) its acquisition and holding of the PLUS is not prohibited by any such provisions or laws or is exempt from any such prohibition.

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Performance Leveraged Upside SecuritiesSM

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the PLUS if the account, plan or annuity is for the benefit of an employee of Citigroup Global Markets or Morgan Stanley Smith Barney or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of PLUS by the account, plan or annuity.

You should refer to the section “ERISA Matters” in the PLUS product supplement for more information.

Fees and selling concessions:
Citigroup Global Markets, an affiliate of Citigroup Funding and the underwriter of the sale of the PLUS, will receive an underwriting fee of $0.028125 from Citigroup Funding for each PLUS sold in this offering. From this underwriting fee, Citigroup Global Markets will pay selected dealers, including its affiliate Morgan Stanley Smith Barney LLC, and their financial advisors collectively a fixed selling concession of $0.028125 for each PLUS they sell.  Selling concessions allowed to dealers in connection with the offering may be reclaimed by the underwriter, if, within 30 days of the offering, the underwriter repurchases the PLUS distributed by such dealers.

Additionally, it is possible that Citigroup Global Markets and its affiliates may profit from expected hedging activity related to this offering, even if the value of the PLUS declines. You should refer to “Risk Factors” below and “Risk Factors” and “Plan of Distribution; Conflicts of Interest” in the PLUS product supplement for more information.

Supplemental information regarding plan of distribution; conflicts of interest:
Citigroup Global Markets is an affiliate of Citigroup Funding. Accordingly, the offering of the PLUS will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Conduct Rules of the Financial Industry Regulatory Authority, Inc. Client accounts over which Citigroup Inc., its subsidiaries or affiliates of its subsidiaries have investment discretion are not permitted to purchase the PLUS, either directly or indirectly, without the prior written approval of the customer.

Contact:
Morgan Stanley Smith Barney clients may contact their local Morgan Stanley Smith Barney branch office or its principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Citi Structured Investment Sales at (212) 723-7005.

This offering summary represents a summary of the terms and conditions of the PLUS. We encourage you to read the accompanying PLUS product supplement, prospectus supplement and prospectus related to this offering, which can be accessed via the hyperlinks on the front page of this document.

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Performance Leveraged Upside SecuritiesSM

How PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the PLUS for a range of hypothetical percentage changes in the closing price of the underlying shares. The graph is based on the following terms:

Stated principal amount:	$10

Leverage factor:	500%

Hypothetical maximum payment at maturity:	$15.25 per PLUS (152.50% of the stated principal amount)

PLUS Payoff Diagram

How it works

■
If the final share price is greater than the initial share price, investors will receive the $10 stated principal amount plus 500% of the appreciation of the underlying shares over the term of the PLUS, subject to the maximum payment at maturity. In the payoff diagram, an investor will realize the hypothetical maximum payment at maturity at a final share price of 110.50% of the initial share price. Based on the actual and hypothetical terms above:

•	If the underlying shares appreciate 5%, investors would receive a 25% return, or $12.50 per PLUS.

•	If the underlying shares appreciate 60%, investors will receive only the hypothetical maximum payment at maturity of 152.50% of the stated principal amount, or $15.25 per PLUS.

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If the final share price is less than or equal to the initial share price, investors will receive an amount that is less than or equal to the $10 stated principal amount, based on a 1% loss of principal for each 1% decline in the underlying shares.

•	If the underlying shares depreciate 10%, investors would lose 10% of their principal and receive only $9.00 per PLUS at maturity, or 90% of the stated principal amount.

•	If the underlying shares depreciate 50%, investors would lose 50% of their principal and receive only $5.00 per PLUS at maturity, or 50% of the stated principal amount.

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Performance Leveraged Upside SecuritiesSM

Payment at Maturity

At maturity, investors will receive for each $10 stated principal amount of PLUS that they hold an amount in cash based upon the closing price of the underlying shares on the valuation date, as determined as follows:

If the final share price is greater than the initial share price:

$10 + Leveraged Upside Payment;

In no event will the leveraged upside payment result in a payment at maturity greater than a maximum payment at maturity of $15.00 to $15.50 per PLUS (150% to 155% of the stated principal amount).

If the final share price is less than or equal to the initial share price:

($10  X  Share Performance Factor)

Because the share performance factor will be less than or equal to 1.0, this payment will be less than or equal to $10 and could be zero. There is no minimum payment at maturity on the PLUS.

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Performance Leveraged Upside SecuritiesSM

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying PLUS product supplement and “Risk Factors” in the related prospectus supplement. However, the section in the PLUS product supplement entitled “Risk Factors—Additional Risk Factors if the Underlying Asset is ETF Shares or Basket that includes ETF Shares” will not apply.  We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the PLUS.

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PLUS do not pay interest or guarantee return of principal. The terms of the PLUS differ from those of ordinary debt securities in that the PLUS do not pay interest and do not guarantee the return of any of the stated principal amount at maturity. If the final share price is less than the initial share price, the payout at maturity will be an amount in cash that is less than the $10 stated principal amount of each PLUS by an amount proportionate to the decrease in the price of the underlying shares. There is no minimum payment at maturity on the PLUS, and, accordingly, you could lose your entire investment.

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Volatility of the underlying shares. Historically, the price of the underlying shares has been volatile. From January 3, 2006 to February 14, 2011, the closing price of the underlying shares has been as low as $14.7030 and as high as $98.7623. The volatility of the closing price of the underlying shares may result in your receiving at maturity an amount less than the stated principal amount of your investment in the PLUS.

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The appreciation potential of the PLUS is limited by the maximum payment at maturity. The appreciation potential of the PLUS is limited by the maximum payment at maturity of $15.00 to $15.50 per PLUS, or 150% to 155% of the stated principal amount. The actual maximum payment at maturity will be determined on the pricing date. Although the leverage factor provides 500% exposure to any increase in the final share price over the initial share price, because the payment at maturity will be limited to 150% to 155% of the stated principal amount, any increase in the final share price over the initial share price by more than 10% to 11% of the initial share price will not increase the return on the PLUS.

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Potential for a lower comparable yield. The PLUS do not pay any periodic interest. As a result, if the final share price does not increase sufficiently from the initial share price, the effective yield on the PLUS will be less than that which would be payable on a conventional fixed-rate debt security of Citigroup Funding of comparable maturity.

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The market price of the PLUS will be influenced by many unpredictable factors. Several factors will influence the value of the PLUS in the secondary market and the price at which Citigroup Global Markets may be willing to purchase or sell the PLUS in the secondary market.  We expect that generally the closing price of the underlying shares on any day will affect the value of the PLUS more than any other factor.  However, because the payment at maturity, if any, on the PLUS will not always reflect the closing price of the underlying shares on a one-to-one basis, the PLUS will trade differently from the underlying shares.  Other factors that may influence the value of the PLUS include: the trading price, volatility (frequency and magnitude of changes in price) and dividend yield of the underlying shares, interest and yield rate levels in the market, time remaining until the PLUS mature, geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying shares or equities markets generally and that may affect the final share price, the occurrence of certain events affecting the underlying shares that may or may not require an adjustment to the share price, and any actual or anticipated changes in the credit ratings or credit spreads of Citigroup Inc. The price of the underlying shares may be, and has recently been, volatile, and we can give you no assurance that the volatility will lessen. See “Historical Information” below. You may receive less, and possibly significantly less, than the stated principal amount of the PLUS if you try to sell your PLUS prior to maturity.

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The PLUS are subject to the credit risk of Citigroup Inc., and any actual or anticipated changes to its credit ratings and credit spreads may adversely affect the market value of the PLUS. Investors are dependent on the ability of Citigroup Inc., Citigroup Funding’s parent company and the guarantor of any payments due on the PLUS, to pay all amounts due on the PLUS at maturity, and, therefore, investors are subject to the credit risk of Citigroup Inc. and to changes in the market’s view of Citigroup Inc.’s creditworthiness. The PLUS are not guaranteed by any other entity. If Citigroup Inc. defaults on its obligations under the PLUS, your investment would be at risk and you could lose some or all of your investment. Any decline, or anticipated decline, in Citigroup Inc.’s credit ratings or increase, or anticipated increase, in the credit spreads charged by the market for taking Citigroup Inc.’s credit risk is likely to adversely affect the market value of the PLUS.

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Investing in the PLUS is not equivalent to investing in the underlying shares, and you have no shareholder rights and will not receive any dividends. Investing in the PLUS is not equivalent to investing in the underlying shares. Investors in the PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying shares.

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The PLUS will not be listed on any securities exchange and secondary trading may be limited. The PLUS will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the PLUS. Citigroup Global Markets may, but is not obligated to, make a market in the PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the PLUS easily. Because we do not expect that other broker-dealers will participate significantly in the secondary market for the PLUS, the price at which you may be able to trade your PLUS is

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Performance Leveraged Upside SecuritiesSM

likely to depend on the price, if any, at which Citigroup Global Markets is willing to transact. If, at any time, Citigroup Global Markets were not to make a market in the PLUS, it is likely that there would be no secondary market for the PLUS. Accordingly, you should be willing to hold your PLUS to maturity.

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The inclusion of underwriting fees and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the price, if any, at which Citigroup Global Markets is willing to purchase the PLUS in secondary market transactions will likely be lower than the original issue price, since the original issue price will include, and secondary market prices are likely to exclude, underwriting fees paid with respect to the PLUS, as well as the cost of hedging our obligations under the PLUS. The cost of hedging includes the projected profit that our affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. These secondary market prices may be lower than the costs of unwinding the related hedging transactions at the time of the secondary market transaction. Our affiliates may realize a profit from the expected hedging activity even if investors do not receive a favorable investment return under the terms of the PLUS or in any secondary market transaction. In addition, any secondary market prices may differ from values determined by pricing models used by Citigroup Global Markets, as a result of dealer discounts, mark-ups or other transaction costs. For further information on our use of proceeds and hedging, see “Can You Tell Me More About the Effect of Citigroup Funding’s Hedging Activity?” in the PLUS product supplement.

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No affiliation with the underlying shares issuer.  The underlying shares issuer is not an affiliate of ours and is not involved with this offering in any way.  Consequently, we have no ability to control the actions of the underlying shares issuer, including any corporate actions of the type that would require the calculation agent to adjust the payment to you at maturity, if any.  The underlying shares issuer has no obligation to consider your interest as an investor in the PLUS in taking any corporate actions that might affect the value of your PLUS.  None of the money you pay for the PLUS will go to the underlying shares issuer.

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We or our affiliates may engage in business with or involving the underlying shares issuer without regard to your interests.  We or our affiliates may presently or from time to time engage in business with the underlying shares issuer without regard to your interests, including extending loans to, or making equity investments in, the underlying shares issuer or providing advisory services to the underlying shares issuer, such as merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about the underlying shares issuer. Neither we nor any of our affiliates undertakes to disclose any such information to you.

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The value of the PLUS may become based on the common stock of a company other than the underlying shares issuer or other transaction value.  Following certain corporate events relating to the underlying shares, such as a stock-for-stock merger where the underlying shares issuer is not the surviving entity, you will receive at maturity cash based on the closing price of such successor company’s common stock.  We describe the specific corporate events that can lead to these adjustments above under “Key Facts—Anti-dilution adjustments.”  The occurrence of such corporate events and the consequent adjustments may materially and adversely affect the market price of the PLUS.

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The anti-dilution adjustments do not cover every event that could affect the underlying shares. Citigroup Global Markets, as calculation agent, will adjust the amount payable at maturity for certain events affecting the underlying shares, such as stock splits and stock dividends, and certain other corporate actions involving the underlying shares issuer, such as mergers. However, the calculation agent will not make an adjustment for every event that could affect the underlying shares. For example, the calculation agent is not required to make any adjustments if the underlying shares issuer offers common stock or cash for, or in connection with, acquisitions.  If an event occurs that does not require the calculation agent to adjust the amount payable at maturity, the market price of the PLUS may be materially and adversely affected.

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The calculation agent, which is an affiliate of ours, will make determinations with respect to the PLUS. Citigroup Global Markets Inc., the calculation agent, is an affiliate of ours. As calculation agent, Citigroup Global Markets Inc. will determine the initial share price, the final share price and the share percent increase or share performance factor, as applicable, and will calculate the amount of cash, if any, you will receive at maturity. Determinations made by Citigroup Global Markets Inc., in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of successor shares in the event of delisting or suspension of trading in the underlying shares, may adversely affect the payout to you at maturity.

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Hedging and trading activity by the calculation agent and its affiliates could potentially affect the value of the PLUS. One or more of our affiliates expect to hedge our obligations under the PLUS and will carry out hedging activities related to the PLUS (and to other instruments linked to the underlying shares), including trading in the underlying shares, as well as in other instruments related to the underlying shares. Our affiliates also trade the underlying shares and other financial instruments related to the underlying shares on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial share price and, therefore, could increase the price at which the underlying shares must close on the valuation date before an investor receives a payment at maturity that exceeds the issue price of the PLUS. Additionally, such hedging or trading activities during the term of the PLUS, including on the valuation date, could adversely affect the closing price of the underlying shares on the valuation date and, accordingly, the amount of cash, if any, an investor will receive at maturity.

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Performance Leveraged Upside SecuritiesSM

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Our affiliates may publish research reports and commentary regarding the underlying shares and/or the underlying shares issuer without regard to your interests. Citigroup Investment Research or other affiliates of Citigroup Funding may publish research reports or otherwise express opinions or provide recommendations from time to time regarding the underlying shares or other matters that may influence the closing price of the underlying shares and, therefore, the value of the PLUS. Any research, opinion or recommendation expressed by Citigroup Investment Research or other Citigroup Funding affiliates may not be consistent with purchasing, holding or selling the PLUS.

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The U.S. federal income tax consequences of an investment in the PLUS are unclear. There is no direct legal authority regarding the proper U.S. federal income tax treatment of the PLUS, and we do not plan to request a ruling from the IRS.  Consequently, significant aspects of the tax treatment of the PLUS are uncertain, and the IRS or a court might not agree with the treatment of the PLUS as prepaid forward contracts.  If the IRS were successful in asserting an alternative treatment for the PLUS, the tax consequences of ownership and disposition of the PLUS might be affected materially and adversely.  As described above under “Tax considerations,” in 2007, Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may well include the PLUS.  Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the PLUS, possibly with retroactive effect.  Both U.S. and non-U.S. persons considering an investment in the PLUS should review carefully the section of the accompanying product supplement entitled "Certain United States Federal Income Tax Considerations" and consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the PLUS (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Performance Leveraged Upside SecuritiesSM

Information about the Underlying Shares

ArcelorMittal is the world’s largest steel producer.  It results from the combination in 2006 of Mittal Steel and Arcelor, which were at the time the world’s largest and second largest steel companies by production volume respectively.  The underlying shares are registered under the Securities Act.  Information provided to or filed with the Commission by ArcelorMittal pursuant to the Securities Act can be located by reference to the Commission file number 333-146371 through the Commission’s website at www.sec.gov.  In addition, information about ArcelorMittal may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

ArcelorMittal shares are listed and traded on the NYSE (symbol “MT”), ArcelorMittal’s principal United States trading market, and are admitted to trading outside the United States on the Luxembourg Stock Exchange’s regulated market and listed on the Official List of the Luxembourg Stock Exchange (“MT”) and are listed and traded (on a single order book as from January 14, 2009) on the NYSE Euronext European markets (Paris, Amsterdam and Brussels) (“MT”) and the stock exchanges of Madrid, Barcelona, Bilbao and Valencia (“MTS”).

ArcelorMittal maintains a New York share register with The Bank of New York Mellon for its shares that trade on the NYSE. As of December 31, 2009, 49,348,870 shares or approximately 3.17% of ArcelorMittal’s total issued shares were ArcelorMittal New York Register Shares. Holders of ArcelorMittal New York Register Shares do not pay fees to The Bank of New York Mellon as a general matter, but do incur costs of up to $5 per 100 shares for transactions that require canceling or issuing New York Register Shares, such as cross-border trades where New York Register Shares are cancelled in exchange for shares held in ArcelorMittal’s European register, or vice-versa. Subject to certain conditions, The Bank of New York Mellon reimburses ArcelorMittal on an annual basis for expenses incurred by ArcelorMittal in relation to ongoing maintenance of the New York share facility (e.g., investor relations expenses, NYSE listing fees, etc.).

This offering summary relates only to the PLUS offered hereby and does not relate to the underlying shares or other securities of ArcelorMittal.  We have derived all disclosures contained in this offering summary regarding ArcelorMittal from the publicly available documents described in the first paragraph in this section.  In connection with the offering of the PLUS, none of Citigroup Funding, Citigroup Inc. or Citigroup Global Markets has participated in the preparation of such documents or made any due diligence inquiry with respect to ArcelorMittal.  None of Citigroup Funding, Citigroup Inc. or Citigroup Global Markets makes any representation that such publicly available documents or any other publicly available information regarding ArcelorMittal is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the underlying shares (and therefore the price of the underlying shares at the time we price the PLUS) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning ArcelorMittal could affect the value received at maturity with respect to the PLUS and therefore the trading prices of the PLUS.

Neither Citigroup Inc. nor any of its subsidiaries makes any representation to you as to the performance of the underlying shares.

We and/or our affiliates may presently or from time to time engage in business with ArcelorMittal.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to ArcelorMittal, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the underlying shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the PLUS under the securities laws.  As a purchaser of the PLUS, you should undertake an independent investigation of ArcelorMittal as in your judgment is appropriate to make an informed decision with respect to an investment in the underlying shares.

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Performance Leveraged Upside SecuritiesSM

Historical Information

The following table sets forth the published high and low daily closing prices, as well as end-of-quarter daily closing prices, of the underlying shares for each quarter in the period from January 3, 2006 through February 14, 2011. The closing price of the underlying shares on February 14, 2011 was $37.5400. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the underlying shares should not be taken as an indication of future performance, and no assurance can be given as to the closing price of the underlying shares on the valuation date.

Prices per share until September 3, 2007 are those of class A common shares of Mittal Steel, which, along with its class B common shares, were exchanged for shares of ArcelorMittal in the first-step merger of Mittal Steel and ArcelorMittal.

Common Stock of ArcelorMittal	High	Low	Period End
2006
First Quarter	$37.2312	$25.3419	$35.7628
Second Quarter	40.0544	27.5303	28.9040
Third Quarter	32.9208	26.8008	32.9113
Fourth Quarter	40.9923	32.3523	39.9596
2007
First Quarter	50.8638	37.7807	50.1059
Second Quarter	62.8194	50.1627	59.1153
Third Quarter	74.4151	50.9869	74.2351
Fourth Quarter	79.4646	64.7331	73.2783
2008
First Quarter	77.4940	56.6048	77.4940
Second Quarter	98.7623	77.2004	93.8550
Third Quarter	88.2655	44.0522	46.7806
Fourth Quarter	45.0943	14.7030	23.2956
2009
First Quarter	27.8808	16.1999	18.9851
Second Quarter	34.5692	20.4440	31.3387
Third Quarter	39.7891	27.7576	35.1850
Fourth Quarter	44.3080	32.0966	43.3417
2010
First Quarter	46.3827	34.7302	41.5986
Second Quarter	44.4786	25.2377	25.3514
Third Quarter	31.9260	25.8724	31.2439
Fourth Quarter	36.5681	30.0124	36.1228
2011
First Quarter (through February 14, 2011)	38.3100	32.7123	37.5400

Additional Considerations

In case of default in payment at maturity of the PLUS, the PLUS will bear interest, payable upon demand of the beneficial owners of the PLUS in accordance with the terms of the PLUS, from and after the maturity date through the date when payment of the unpaid amount has been made or duly provided for, at the rate of     % per annum on the unpaid amount due.

PLUSSM is a service mark of Morgan Stanley. Used under license.

© 2011 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

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